Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated April 17, 2018, relating to our audit of the financial statements of Sigma Labs, Inc., which appears in the Annual Report on Form 10-K of Sigma Labs, Inc. for the year ended December 31, 2017.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 30, 2018